GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES

Dear Gauchos,

We encourage you to read this update in its entirety, as it details our latest news on Gaucho Holdings, Gaucho - Buenos Aires™, as well as some exciting news about the expansion of Algodon Fines wines in the USA wine market.

As you'll see below, we are pleased to share the significant progress made by Gaucho - Buenos Aires' design team on the entire leather accessories line (still more to come), and other items. Our talented design and production team has put together a wonderful collection that we believe adds significant value to our luxury brand, thus enhancing our stockholder equity - and hopefully stock share price - in the very near future.

Just like the values of globally known and established luxury brands such as Chanel from Paris, Burberry from London, Tom Ford from New York, and Gucci from Milan, our mission is to work with the intention to potentially build a multi-billion dollar brand, and to establish Gaucho as "the Spirit of Argentina" representing Buenos Aires. We believe that through our e-commerce website, we have the potential to achieve significant scale, and add value to our company.

News on progression towards our uplisting application to the NASDAQ

On May 31st, Gaucho Group Holdings, Inc's stockholder proxy for our annual stockholder meeting was filed with the SEC and made available online. As stated in the proxy (certain common stockholders and all Series B Preferred stockholders will receive by postal mail this week, if you haven't already received yours), we encourage you to vote for all of the proposals the board of directors has recommended. This vote is imperative as some measures can help us qualify for our NASDAQ uplisting. Almost all of our stockholders can vote online, with the exception of our Series B Preferred stockholders and certain common stockholders who recently purchased shares in the company, who must vote by mail or fax.

Additionally, the stock option vote will allow us the opportunity to attract new talent via stock options as we grow, and we expect it will be an incentive to attract new talent. There are a few other measures to vote on as well, so please review it all in its entirety and VOTE.

Again, it's very important to achieve this in a timely fashion in order for us to qualify for an uplisting to the NASDAQ. We believe this is just one small step for Gaucho, and one giant leap for VINO. It is very easy to VOTE online, for those of you who wish to as well.

Gaucho - Buenos Aires in the news

If you haven't yet checked out all of the impressive press we've received thus far, then we encourage you to do so! Our press coverage, and featured articles, include a significant piece in what may arguably be the most influential fashion publications on the globe: **VOGUE Italia**.

Please click on the link below to read some of the press Gaucho - Buenos Aires received in the past few weeks.

READ OUR PRESS


GAUCHO BUENOS AIRES
ELEGANCIA, IDENTIDAD NACIONAL Y GLAMOUR URBANO
TRASH COUTURE
GLORIA CARRA
SANTIAGO GALLO
GABRIEL LUCERO
WINTER
PRET A PORTER


VIVA
METALIZADOS
Oro, plata y colores.


BROOKE
revistabrooke.com
WIN
TER
PRET A
PORTER

Leather goods and accessories

Argentina is already known globally for its affordability and quality leather goods, so we don't need to convince the world about that. There is, however, no widely recognized brand that serves as the face or representation of Argentina's quality items and craftsmanship. We wholeheartedly believe that Gaucho - Buenos Aires can become just that: a world recognized, high-fashion brand that is emblematic of Argentina's quality leather goods and luxury fashion. Imagine the value we have the potential to achieve in the years ahead.

Here are some images from a recent advertising campaign featuring some of our leather goods and accessories. We anticipate these items to be available in the near future. These print ads are scheduled to run in Marie Claire, as well as L'Official magazine, and potentially some others.


GAUCHO
BUENOS AIRES
THE SPIRIT OF ARGENTINA
GAUCHOBUENOSAIRES.COM







First inventory arrives in Buenos Aires

No longer just a concept, inventory for several knitwear items has arrived to our warehouse. Many of these items are handknit, and all have been crafted from the finest

materials. All distinctively Gaucho - Buenos Aires.


GAUCHO

Production of "soft" accessories

We’ve also made some great progress on our accessories development (scarves, pocket squares, and some unisex as well), some of which is taking place in Como, Italy. Our supplier there recently shared progress on some of our excellent production items, which you can see from the photos below.

These soon-to-be-released soft accessories, which includes scarves for both men and women, have been crafted from luxury fabrics such as silk, wool and cashmere blends (depending on the use and size).


GAUCHO

Our e-commerce platform at www.GauchoBuenosAires.com

The products above are scheduled to be added to the Gaucho Buenos Aires website in time for our official global launch during New York Fashion Week (Sept 24 -30). In the meantime, you and your friends can still purchase a pre-order via the Gaucho - Buenos Aires website. Gaucho - Buenos Aires offers our company the chance to achieve scale in our sales and a global reach.

If you haven't yet signed up and received your discount code, please visit us online, and you'll be prompted to sign up for the Gaucho - Buenos Aires newsletter and should then receive your unique discount code.

SHOP NOW

Our luxury branded packaging

Our luxury packaging is our shoppers' first tangible experience with Gaucho, and as they say, you can only make a first impression once.

We've opted for premium luxury packaging, which conveys an image of sophistication and value.


SPIRIT OF ARGENTINA


GAUCHO


GAUCHO


GAUCHO

Algodon Wine Estates - Private Estancias

As a forward looking statement, there may potentially be several exciting and significant new developments involving the value of our real estate holdings. Once we receive more defined details and legal approval to share this with you, we intend to do so immediately.

Algodon Fine Wines continued U.S. rollout! ...and it's growing fast.

Algodon Fine Wines, our premium wine brand from the San Rafael, Mendoza wine region of Argentina, has continued its U.S. rollout of Malbec wines. We are pleased to share that our import partners over at Seaview Imports have established our presence with several new distribution channels throughout the states. Thanks to Jim Galtieri and the team at Seaview Imports we are getting some nice traction and many new outlets. Most wines are sold in the November and December time frame so we are looking forward to a nice Q4 in sales.

In the coming weeks, through our distribution channels, Algodon Fine Wines will be introduced with a special launch at distinguished wine shops in the following cities.

- June 13 (Thursday) Atlanta, GA @ "Sherlock's"
- June 19 (Wednesday) Miami, FL @ "Sunset Corners"
- June 27 (Thursday) Los Angeles, CA @ Le Boutellier on Sunset Blvd
- TBA, New Jersey @ "Gary's"
- TBA, Washington DC @ "Calvert Woodley"
- TBA, Las Vegas, NV @ "Lee's"

We'll share with you more info on these events once we have them, and if any of these venues happen to be in a city near you, then mark your calendars! We hope to see you there!

Thank you once again for your support and your confidence in our business. We have

only just begun. The future is exciting and we are glad you are with us on the journey.

Sincerely,

Scott L. Mathis
Chairman and CEO of Gaucho Group, Inc.
and Gaucho Group Holdings, Inc.
(212) 739-7650
smathis@algodongroup.com
www.GauchoHoldings.com

Important Notes: The information discussed in this letter includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in Gaucho Group Holdings, Inc.'s (GGH) Form 10-K filed on April 1, 2019. It is important that each person reviewing this release understand the significant risks attendant to the operations of GGH. GGH disclaims any obligation to update any forward-looking statement made here.

Important Disclosures: This email is for information and discussion purposes only and is not intended to be and should not be construed as an offer to sell, or a solicitation of an offer to buy, an interest in GGH or Gaucho Group, Inc. This email is not complete and does not contain certain material information about GGH or Gaucho Group, Inc., including important disclosures and risk factors associated with an investment in GGH or Gaucho.

No representation is made that GGH or Gaucho will or is likely to achieve its objectives or that any investor will profit or be able to avoid incurring substantial losses. This letter does not take into account the particular investment objectives or financial circumstances of any specific person who may receive it.